Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

Chewy, Inc.

7700 West Sunrise Boulevard

Plantation, Florida 33322

Re: Chewy, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3ASR (Registration No. 333-274535) (as amended or supplemented, the “Registration Statement”) filed by Chewy, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) on September 15, 2023, as amended by the Post-Effective Amendment No. 1 filed by the Company with the Commission on September 19, 2024 under the Securities Act of 1933, as amended (the “Act”).

Pursuant to the Registration Statement, the Selling Stockholder has proposed to sell (i) 23,952,096 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and (ii) up to an additional 3,592,815 shares (the “Option Shares” and, together with the Firm Shares, “Shares”), all of which are proposed to be sold to the Underwriter (as defined below) pursuant to that certain Underwriting Agreement, dated as of June 23, 2025 (the “Underwriting Agreement”), among the Company, the selling stockholder party thereto (the “Selling Stockholder”) and J.P. Morgan Securities LLC (the “Underwriter”). The Shares proposed to be sold by the Selling Stockholder will be issued upon the conversion of an equivalent number of shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), of the Company.

For the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Shares and the sale of the Shares, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated September 15, 2023, (v) the preliminary prospectus supplement, dated June 23, 2025, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Preliminary Prospectus Supplement”), (vi) the final prospectus supplement, dated June 23, 2025, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other

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Chewy, Inc.

June 25, 2025

than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed any shares of Class A Common Stock to be issued to the Selling Stockholder upon conversion of shares of Class B Common Stock will be issued in accordance with the organizational documents of the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the qualifications, assumptions and limitations and the further limitations set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares issuable upon the conversion of Class B Common Stock have been duly authorized and, when issued upon conversion of Class B Common Stock in accordance with the Company’s organizational documents, will be validly issued, fully paid and non-assessable.

Our opinion expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the General Corporation Law of the State of Delaware. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Chewy, Inc.

June 25, 2025

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP